EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Huron Consulting Group Inc. (the “Company”) of our report dual dated March 12, 2015 and April 21, 2015, relating to the consolidated financial statements of Studer Holdings, Inc. and Subsidiaries, which appears in the Current Report on Form 8-K/A of the Company dated February 12, 2015 filed with the Securities and Exchange Commission on April 28, 2015.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee

May 21, 2015